Summary of Terms For A Publishing License and Distribution Agreement
     Between Take 2 Interactive (T2I) and Panasonic Interactive Media (PIM)


Following is a summary of key terms comprising a licensing and distribution agreement between the two parties:

1.   Nature of Relationship;

     PIM shall obtain exclusive publishing and distribution right to software products from T2I as defined hereto. The products shall be packaged and published by PIM for exclusive distribution into all direct, retail, on-line, multi-player, network and OEM channels in North America.

2.   The Product(s):

     Monty Python's The Meaning of Life
     Monty Python & The Quest For The Holy Grail
     Monty Python's Complete Waste of Time
     The Pyhtomizer Screen Saver

3.   The Exclusive-License Rights:

     a)   Territory: North America.
     b)   Term: Life of copyright.
     c)   Media: All optical media, including CD-ROM and DVD.
     d)   Host Platforms: All personal computers and set-top optical devices.

     e) Derivative Works: PIM may, at its sole discretion and expense, create re-mastered and/or re-authored versions of Products. T21 shall make available, as necessary, any and all host assets utilized in creation of Products. PIM shall grant to T2I license rights, under royalty terms similar to those defined herein, to any re-mastered and/or re-authored versions of Products for territories outside North America.

4.   PIM Compensation to T2I For These Rights:

     a)   Guarantee:            $1,100,000

     b)   Recoupable
          Advances:             PIM shall disburse Guarantee as follows:

                                $550,000  Within five (5) business days of
                                          execution of this Summary of Terms.

                                $550,000  Within five (5) business days of
                                          receipt of Gold Masters for all
                                          Products.

     c)   Royalty Accrual:      Royalties shall accrue as percent of PIM gross
                                profit (GP), with GP defined as the actual retailer or distributor purchase price minus standard trade discounts, minus rep commissions, minus cost-of-goods and freight. PIM shall retain 100% of all accrued royalties until all advances have bee recouped.

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     d)   Retail and Direct
          Sales Royalty:        30% of GP.

     e)   OEM Royalty:          30% of revenues actually collected by PIM, less
                                PIM actual out-of-pocket costs (if any) incurred in generating such revenue.

     f)   Network/On-Line/
          Multi-Player Royalty: 30% of revenues actually collected by PIM, less
                                PIM actual out-of-pocket costs (if any) incurred in generating such revenue.


5.   Marketing:

     a)   Materials:            T2I will provide to PIM within five (5) business
                                days of execution of this Summary of Terms all packaging, manuals, sales and marketing materials, including all available photography and artwork, in a commonly readable digital format for all Products.

     b)   Marketing Budget:     $500,000 of actual out-of-pocket expenses
                                incurred by PIM in the areas of consumer advertising, trade marketing, public relations, promotions and other marketing activities defined by PIM.

     c)   Branding:             The product shall be marketed by PIM under the
                                Panasonic Interactive Media publishing label.
                                All packaging, marketing and sales materials shall identify 7th Level as the Products' developer.

     d)   Existing Inventory:   PIM, at its sole discretion, may elect to
                                either: i) purchase all existing 7th Level inventory of Products acquired by T2I at cost-of-goods, or ii) require verification that all existing 7th Level inventory of Products acquired by T2I has been scrapped and/or exported from North America.

6.   Good Faith Negotiations:

     Upon the execution of this Summary of Terms, the parties shall negotiate in good faith to reach a definitive Agreement that incorporates this Summary of Terms and other terms and conditions typical for an agreement of this type.

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Both parties hereby accept this Summary of Terms as the basis for an Agreement between the two parties. T2I by accepting this Summary of Terms further represents and warrants that it owns all rights in the Products and has the right to grant PIM the rights under this Summary of Terms.



/s/ [ILLEGIBLE]       11/6/97                     /s/ Ryan Brant        11/5/97
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PIM                    Date                       T2I                     Date


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